SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN PHARMACEUTICAL PARTNERS, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

We cordially invite you to attend the 2004 Annual Meeting of Stockholders of American Pharmaceutical Partners, Inc., to be held at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 at 3:00 p.m. Pacific Standard Time (registration will begin at 2:30 p.m.), on December 13, 2004, for the following purposes:

1. Election of Directors. To elect directors to hold office until the 2005 Annual Meeting of Stockholders, or until their successors are elected and qualified.

2. Ratification and Approval of the Appointment of Independent Auditors. To ratify and approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

3. Other Business. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

The above items of business are more fully described in the proxy statement which is attached to this notice. Stockholders who owned stock in American Pharmaceutical Partners, Inc. at the close of business on October 25, 2004 may attend and vote at the meeting.

Whether or not you expect to attend the 2004 Annual Meeting of Stockholders in person, you are urged to vote as promptly as possible to ensure your representation and the presence of a quorum at the 2004 Annual Meeting. Instructions are set forth on the enclosed proxy card. Stockholders may vote their shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the 2004 Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

We look forward to seeing you at the meeting.

Sincerely,

Patrick Soon-Shiong, M.D.
President, Chief Executive Officer and Chairman of the Board

Los Angeles, California

November 11, 2004

AMERICAN PHARMACEUTICAL PARTNERS, INC.

1501 East Woodfield Road, Suite 300 East

Schaumburg, IL 60173

PROXY STATEMENT

General Information

This proxy statement is furnished to the stockholders of American Pharmaceutical Partners, Inc. (the “Company”) by the Company in connection with the solicitation by its board of directors of proxies in the accompanying form for use in voting at the 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”). The Company’s 2004 Annual Meeting will be held on December 13, 2004, at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 at 3:00 p.m. Pacific Standard Time, and any adjournment or postponement thereof. The shares represented by the proxies received by the Company properly marked, dated, executed and not revoked will be voted at the 2004 Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation or a duly executed proxy bearing a later date to the attention of the Secretary of the Company, Derek J. Brown, or by attending the 2004 Annual Meeting and voting in person.

Solicitation and Voting Procedures

This proxy statement and the accompanying proxy card were first sent by mail to stockholders on or about November 11, 2004. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy material to such beneficial owners. Proxies may also be solicited by certain directors, officers and regular employees of the Company, without additional compensation, personally or by telephone, fax or telegram.

The close of business on October 25, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of the Company’s common stock entitled to notice of and to vote at the 2004 Annual Meeting. As of the close of business on the Record Date, the Company had approximately 70,536,486 shares of common stock outstanding and entitled to vote at the 2004 Annual Meeting. Holders of common stock on the Record Date will vote at the 2004 Annual Meeting as a single class on all matters, with each holder of common stock entitled to one vote per share held.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the 2004 Annual Meeting. For the election of directors, the candidates receiving the greatest number of affirmative votes will be elected, provided a quorum is present and voting. The affirmative vote by holders of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the 2004 Annual Meeting shall be required to approve Proposal No. 2 being submitted to the stockholders for their consideration.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares of common stock entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. With respect to Proposal No. 2 requiring the affirmative vote of a majority of the common stock voting together as a class, present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2.

Shares of common stock cannot be voted until a signed proxy card is returned. Any stockholder may change their vote prior to the meeting by revoking their proxy or by submitting a proxy bearing a later date.

The Company has retained American Stock Transfer to tabulate votes cast by proxy at the 2004 Annual Meeting and one or more officers of the Company will tabulate votes cast in person at the 2004 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors on the board shall be not less than four and no more than seven. The number of directors is currently fixed at seven. The board of directors has nominated (i) Patrick Soon-Shiong, M.D. (ii) Derek J. Brown, (iii) David S. Chen, Ph.D., (iv) Stephen D. Nimer, M.D., (v) Leonard Shapiro and (vi) Kirk K. Calhoun, each of whom are incumbent directors, for re-election to the board of directors until the 2005 annual meeting of stockholders and until each of their successors are duly elected and qualified. No candidate has been nominated for the remaining position on the board, however, the Company is actively searching for an appropriate person to fill this vacancy. As an appropriate candidate is found, the board of directors may appoint a director to fill the vacant board seat, who will serve until the next annual meeting of stockholders. The proxies for the 2004 Annual Meeting of Stockholders, however, will not be voted for a greater number of persons than the nominees named. Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the six nominees who are listed above.

If any of the nominees named above is unable to serve or declines to serve at the time of the 2004 Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The nominees for election have agreed to serve if elected, and the Company’s management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the election of each of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

THE NOMINEES NAMED ABOVE.

The following sets forth certain information with respect to executive officers, key employees, directors and nominees for the board of directors of the Company as of October 25, 2004:

Name	Age	Position(s)
Patrick Soon-Shiong, M.D.	52	Chairman, President and Chief Executive Officer of the Company

Derek J. Brown	55	Co-Chief Operating Officer, Secretary and Director of the Company

Jeffrey M. Yordon	56	Co-Chief Operating Officer and Director of the Company

Nicole S. Williams	60	Executive Vice President and Chief Financial Officer of the Company

Antonio R. Pera	47	Executive Vice President, Generics Business

Jack C. Silhavy	48	Vice President, General Counsel and Assistant Secretary of the Company

David S. Chen, Ph.D.(1)(2)	56	Senior Executive Vice President of China Development Industrial Bank and Director of the Company

Stephen D. Nimer, M.D.(2)	50	Physician, Researcher and Chief of Hematology Service, Memorial Sloan-Kettering Cancer Center and Director of the Company

Leonard Shapiro(1)	76	Chief Executive Officer of Shapco, Inc. and Director of the Company

Kirk K. Calhoun(1)	60	Certified Public Accountant and Director of the Company

Shahid Ahmed	52	Vice President of Regulatory Affairs of the Company

Lorin Drake	50	Vice President of Sales of the Company

Donna Felch	56	Vice President and Treasurer of the Company

Margaret Foss	50	Vice President of Quality Assurance & Quality Control

Mia Igyarto	50	Vice President of Human Resources of the Company

Deena Reyes	38	Vice President of Marketing of the Company

Thomas Shea	65	Vice President of Corporate Marketing of the Company

Amar Singh	46	Vice President of Sales and Marketing of Abraxis Oncology

Sam Trippie	64	Vice President of Manufacturing of the Company

Bruce J. Wendel	50	Vice President of Corporate Development

(1)	Member of the audit committee.
(2)	Member of the compensation committee.

Patrick Soon-Shiong, M.D. has served as President since July 2001 and Chief Executive Officer and Chairman of the board of directors of the Company since its inception in March 1996. From its inception to August 1997, Dr. Soon-Shiong served as the Chief Financial Officer of the Company. Since June 1994, Dr. Soon-Shiong has also served as president, chief financial officer and a director of American BioScience, Inc., the Company’s parent. From June 1994 to June 1998, he served as chief executive officer and chairman of the board of directors of VivoRx, Inc., a biotechnology company. Dr. Soon-Shiong is named as a co-inventor on over 30 issued U.S. patents. Dr. Soon-Shiong is a fellow of the American College of Surgeons and the Royal College of Physicians and Surgeons of Canada. Dr. Soon-Shiong holds a degree in Medicine from the University of the Witwatersrand and a M.S.C. in Science from the University of British Columbia.

Derek J. Brown has served as the Co-Chief Operating Officer since June 2000 and Secretary and a director of the Company since August 1997. From August 1997 to August 2002, Mr. Brown also served as Chief Financial Officer of the Company. From November 1995 to June 1998, he served as vice president of finance and administration and as chief financial officer of VivoRx, Inc. Mr. Brown serves as a director of American BioScience, Inc. Mr. Brown also has over eight years of public accounting experience, having served as a manager at Price Waterhouse. Mr. Brown is a Chartered Accountant and holds a Bachelor of Commerce in Economics and an M.B.A. from the University of the Witwatersrand.

Jeffrey M. Yordon has served as Co-Chief Operating Officer since June 2000 and a director of the Company since August 1997. From August 1997 to July 2001, Mr. Yordon served as President of the Company. From January 1994 to June 1996, Mr. Yordon served as president of Faulding Pharmaceuticals, Inc. Mr. Yordon has also held various senior management positions at several pharmaceutical companies, including Gensia, Inc. and LyphoMed, Inc. Mr. Yordon holds a B.S. in Political Science and Business from Northern Illinois University.

Nicole S. Williams has served as Executive Vice President and Chief Financial Officer since August 2002. From 1999 until her appointment as EVP and CFO, Ms. Williams was President of the Nicklin Capital Group, an advisor and investor in early-stage businesses in the information technology and life sciences industries. From 1992 until 1999, Ms. Williams was Executive Vice President, Finance, and Corporate Secretary of R.P. Scherer Corporation, a global drug delivery company. Ms. Williams holds degrees from the University of Geneva in Switzerland and an M.B.A. from the University of Chicago. Ms. Williams serves as a director of Orchid Biosciences, Inc.

Antonio R. Pera joined the Company as Executive Vice President, Generics Business, in October 2004. Prior to joining the Company, Mr. Pera served as Executive Vice President and Chief Operating Officer of Oakwood Laboratories, a drug delivery company. Prior to that, Mr. Pera served as President/Chief Operating Officer and director of Akorn, Inc., an ophthalmic and parenteral drug manufacturer. Prior to these positions, Mr. Pera co-founded Bedford Laboratories, the generic injectable drugs division of Ben Venue Laboratories, which was acquired by Boehringer-Ingelheim in 1997. Mr. Pera holds an M.B.A. from DePaul University and a bachelor of science degree in business administration from the University of Illinois, Champaign-Urbana.

Jack C. Silhavy has served as Vice President and General Counsel of the Company since September 1999. From October 1986 to August 1999, Mr. Silhavy worked as an attorney for Monsanto Company, a diversified company with food ingredient, pharmaceutical, agricultural and other businesses. He served as assistant general counsel for Monsanto from May 1992 to August 1999. Mr. Silhavy holds a B.A. in American Studies from the University of Notre Dame and a J.D. from Loyola University of Chicago.

David S. Chen, Ph.D. has served as a director since June 1998. Since February 2004, Dr. Chen has been Senior Executive Vice President of China Development Industrial Bank. Dr. Chen was chairman of Cypac Investment Management Limited from 1998 to 2003. He served as chief executive officer from July 1996 to February 2000 and chief financial officer from May 1991 to February 1994 of Central Investment Holdings Company. Dr. Chen holds a B.S. in Agricultural Economics from National Taiwan University, an M.B.A. from California State University at Long Beach and a Ph.D. in Business Administration from Nova University, Florida.

Stephen D. Nimer, M.D. has served as a director since May 2001. Dr. Nimer has been associated with Memorial Sloan-Kettering Cancer Center since 1993 and has been Head of the Division of Hematologic Oncology since 1996 and Chief of the Hematology Service since 1993. He has also taught medicine at the Cornell University School of Medicine since 1993. Dr. Nimer holds an M.D. from the University of Chicago and a B.S. in biology from Massachusetts Institute of Technology.

Leonard Shapiro has served as a director since October 2002. Mr. Shapiro has over 50 years of business experience as an entrepreneur and founder of Shapco, Inc., a manufacturer and distributor of pipe products, where he has been the Chief Executive Officer since 1948. As Chief Executive Officer of Shapco, he presided over the firm’s real estate investment activities in addition to its manufacturing and distribution operations. Shapco, Inc., together with its subsidiaries, employs over 300 employees in various locations throughout the Western United States.

Kirk K. Calhoun has served as a director since October 2002. Mr. Calhoun joined Ernst & Young LLP in 1965 and served as a partner of the firm from 1975 until his retirement in June 2002, where his responsibilities included both area management and serving clients in a variety of industries. Mr. Calhoun is a Certified Public Accountant with a background in auditing and accounting. Mr. Calhoun has served as the Chairman of the Board of Governors of the California State University Foundation since July 2000. Mr. Calhoun holds a B. S. in Accounting from University of Southern California.

Shahid Ahmed has served as the Company’s Vice President of Regulatory Affairs since October 2002. From 2001 to 2002, Mr. Ahmed served as Senior Vice President, Regulatory Affairs, QA, QC for Akorn, Inc. From 1994 to 2001, Mr. Ahmed served in various regulatory affairs capacities with the Ben Venue Laboratories, Division of Boehringer-Ingelheim, most recently as Vice President, Regulatory Affairs, QC and Microbiology. Mr. Ahmed holds a M.S. in Analytical Chemistry from Manitoba University.

Lorin Drake was appointed Vice President of Sales on March 1, 2004. From April 2003 to February 2004 he served as the Company’s Senior Director of Sales, and was the Western Sales Manager from June 1998 to April 2003. Prior to that he served in various sales management positions with LyphoMed, Inc. and Fujisawa USA, Inc. Mr. Drake holds a B.S. degree in Business and Economics from Manchester College and an M.B.A. from Miami University.

Donna Felch has served as Vice President and Treasurer of the Company since November 2002. Since joining the Company in 1998, Ms. Felch has held the positions of Director, Accounting and Tax and, most recently, Senior Director, Corporate Finance. Prior to joining the Company, Ms. Felch held various senior financial positions at Fujisawa USA, Inc., including Director, Corporate Tax. Ms. Felch holds a B.B.A. in Accounting from Lakeland College and a Masters of Science in Taxation from DePaul University.

Margaret Foss was appointed Vice President of Quality Assurance & Quality Control in September of 2004. Prior to joining the Company in September 2004, Ms. Foss spent 22 years at Baxter Healthcare where she most recently served as vice president of quality management, where she led the planning, development, implementation and improvement of systems to ensure product quality and adherence to prescribed standards. Ms. Foss holds a nursing degree from Trumbull Memorial Hospital School of Nursing.

Mia Igyarto has served as the Company’s Vice President of Human Resources since July 2001. From March 1995 to July 2001, she served as vice president of human resources for McWhorter Technologies, Inc., a specialty chemicals company that was acquired by Eastman Chemical Company in July 2000. She holds a B.S. in biology from Northern Illinois University and an M.B.A. from Northwestern University, Kellogg School of Management.

Deena Reyes was appointed Vice President of Marketing on March 1, 2004. Ms. Reyes joined the Company in January 2001 as Director of Marketing. Prior to that Ms. Reyes served as Senior Product Manager for Pharmacia. Ms. Reyes holds a B.S. degree in Molecular, Cellular and Developmental Biology from the University of Colorado and an M.B.A. from St. Louis University.

Thomas Shea has served as the Company’s Vice President of Corporate Marketing since April 2000. From June 1998 to April 2000, he served as the Company’s Senior Director of Corporate Marketing. From October 1989 to June 1998, Mr. Shea served as senior director of corporate marketing at Fujisawa Healthcare, Inc., a pharmaceutical company. Prior to that, he held various positions at LyphoMed, Inc., a pharmaceutical company, including director of national accounts and marketing and senior director of corporate marketing. Mr. Shea holds a M.A. from Catholic University.

Amar Singh was appointed as the Company’s Vice President of Sales and Marketing of Abraxis Oncology, our proprietary drug division, in August 2004. Prior to joining the Company in August 2003, Mr. Singh served as Executive Director of new product planning at F. Hoffman La Roche. Prior to this, Mr. Singh was Executive Director of Oncology Marketing at F. Hoffman La Roche, where he held various positions since the early 1980s.

Mr. Singh holds an M.B.A. from New York University, and a B.A. in Economics from the University of North Carolina Chapel Hill.

Sam Trippie has served as the Company’s Vice President of Manufacturing since June 1998. From September 1992 to June 1998, Mr. Trippie served as vice president of manufacturing at Fujisawa USA, Inc., a pharmaceutical company. Prior to that, Mr. Trippie was vice president of manufacturing at Sanofi Animal Health Ltd. and held various positions in quality assurance and manufacturing at Baxter International. Mr. Trippie holds a B.S. in Microbiology from the University of Southwest Louisiana.

Bruce J. Wendel serves as the Company’s Vice President of Corporate Development. Before joining the Company in August 2004, Mr. Wendel served as Vice President Business Development & Licensing for IVAX Corporation, a generic drug manufacturer. Prior to this, Mr. Wendel held various positions at Bristol-Myers Squibb over a period of 14 years, where he last served as Vice President Corporate Development International Medicines. Mr. Wendel holds a J.D. from Georgetown University Law School where he was an editor of Law & Policy in International Business, and a bachelor of science degree from Cornell University.

Controlled Company Status and Director Independence

Under the NASDAQ Marketplace Rules, the Company is a “Controlled Company” since American BioScience, Inc. holds approximately 70% of the voting power of the Company’s securities. As a Controlled Company we are exempt from certain NASDAQ listing requirements including the requirement (i) to have a majority of independent directors, (ii) to have the compensation of executive officers determined by a majority of independent directors or a compensation committee comprised solely of independent directors, and (iii) to have director nominees selected or recommended for the board of directors’ selection either by a majority of independent directors or a nominating committee comprised solely of independent directors.

The board of directors has evaluated the relationships between its directors and the Company and has determined that Messrs. Chen, Nimer and Shapiro are “independent” as defined in the NASDAQ Marketplace Rules.

Committees

The board of directors currently has two standing committees: the audit committee and the compensation committee.

Audit Committee. The audit committee currently consists of Kirk K. Calhoun, David S. Chen and Leonard Shapiro, of whom Mr. Chen and Mr. Shapiro are “independent” as defined in the NASDAQ Marketplace Rules. Leonard Shapiro is currently the chairman of the audit committee, having been appointed to succeed Mr. Calhoun, who served in such capacity from October 2002 until October 31, 2004. The board of directors approved, and the audit committee adopted, a revised charter in February 2004, a copy of which is attached hereto as Appendix A. The board of directors has determined that Mr. Calhoun meets the SEC’s definition of “audit committee financial expert” based on his prior experience as a partner of a major public accounting firm. Mr. Calhoun is not “independent” as defined in the NASDAQ Marketplace Rules because he was a partner of Ernst & Young LLP, the Company’s outside auditor that conducted the Company’s year-end audit for fiscal 2001. As permitted under exceptional and limited circumstances, however, after careful consideration the board of directors has determined that Mr. Calhoun’s continued service on the audit committee is in the best interests of the Company and its stockholders, because of his accounting and financial expertise, and his knowledge of the Company’s business and industry.

The audit committee reviews the Company’s financial reporting process and the integrity of its financial statements, the system of internal controls, the internal and external audit process, and the process for monitoring compliance with laws and regulations. The audit committee also has the responsibility to review, consider and approve related party transactions including any transaction or proposed transaction between us and American BioScience.

Compensation Committee. The compensation committee currently consists of David S. Chen and Stephen D. Nimer, each of whom are “independent directors.” The Compensation Committee’s responsibilities include (i) making recommendations to the board of directors concerning the salary and bonus of corporate officers, including the Chief Executive Officer, and (ii) making recommendations to the board of directors with respect to our stock incentive plans, and exercising the authority conferred by the Board concerning such plans.

Meetings and Attendance

During the year ended December 31, 2003, the board of directors met nine times. The audit committee held five meetings during the year ended December 31, 2003. The compensation committee held one meeting during the year ended December 31, 2003. In 2003, all directors attended at least 75% of all meetings of the board of directors and the committees on which he or she served after becoming a member of the board or committee.

Director Nominees

As a Controlled Company under the NASDAQ Marketplace Rules we are not required, and do not have, a nominating committee. Accordingly we do not have a nominating committee charter. Also, as noted above, as a Controlled Company we are exempt from the NASDAQ rule that requires director nominees to be selected or recommended for the board of directors’ selection either by a majority of independent directors or a nominating committee comprised solely of independent directors.

Our board of directors as a whole considers and evaluates nominations for the board of directors. Our board of directors considers candidates for the board of directors who may be recommended by board members, management, stockholders and other appropriate sources. Although the board of directors has not set forth any specific minimum qualifications that it believes must be met in order for an individual to be nominated for a position on the board of directors, potential nominees should possess sound judgment, business or professional skills and experience, high integrity and the capability and willingness to represent the long-term interests of our stockholders. We have a policy for considering director candidates recommended by stockholders, and in general, candidates recommended by stockholders will be considered on the same basis as candidates from other sources. As set forth in our bylaws, if you wish to recommend a candidate for the board of directors, your recommendation should be submitted in writing to the Secretary of the Company on a timely basis. To be timely, a stockholder’s recommendation must be delivered to or mailed and received at the principal executive offices of the Company, not less than 120 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders (if an annual meeting of stockholders is to be held more than thirty days before or after the anniversary of the prior years’ meeting, then the recommendation must be submitted a reasonable time, determined at the board’s discretion, prior to the Company’s mailing of the proxy materials for such annual meeting). All such recommendations may be sent to the attention of our Corporate Secretary at 1501 East Woodfield Road, Suite 300 East, Schaumburg, IL 60173.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our investor relations department through our website at www.appdrugs.com, or by contacting our headquarters at (847) 969-2700. However, stockholders who wish to communicate with our board or any individual director regarding our business should send such communication by mail to the attention of the Corporate Secretary at our headquarters, addressed as follows:

                c/o Corporate Secretary

                American Pharmaceutical Partners, Inc.

                1501 East Woodfield Road, Suite 300 East

                Schaumburg, IL 60173-5837

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Compensation of Directors

Directors who are also employees of the Company receive no additional compensation for their services as directors. Our non-employee directors receive $2,500 for attendance in person, and $500 for telephonic meetings, of meetings of the board of directors and $2,000 for attendance at meetings of the audit committee of the board of directors. Non-employee directors are reimbursed for travel expenses and other out-of-pocket costs of attending board and committee meetings. In addition, non-employee directors of the Company are eligible to receive options and shares of common stock directly under the Company’s 2001 non-employee director stock option program. Non-employee directors are eligible to be granted an initial option to purchase 7,500 shares of common stock upon their initial appointment to the board of directors with subsequent annual option grants to purchase 3,000 shares of common stock, in both instances at an exercise price per share equal to the fair market value of the common stock at the date of grant. Directors who are also employees of the Company are eligible to receive options and shares of common stock directly under the Company’s 2001 stock incentive plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of common stock of the Company as of October 25, 2004, for (i) each person who is known by the Company to beneficially own more than 5% of common stock of the Company, (ii) each of the directors, (iii) each of the named executive officers appearing in the Summary Compensation Table below, and (iv) all of the directors and executive officers as a group.

	Common Stock Beneficially Owned (1)
Directors and Named Executive Officers	Number of Shares	Option Shares (2)	Percent of Class (%)
Patrick Soon-Shiong, M.D.(3)	49,081,035	339,375	69.58
Derek J. Brown	1,100,384	337,500	1.56
Jeffrey M. Yordon	718,499	337,499	1.02
Nicole S. Williams	31,500	22,500	*
David S. Chen, Ph.D.	16,500	16,500	*
Jack C. Silhavy	58,761	51,562	*
Stephen D. Nimer, M.D.	37,200	31,500	*
Leonard Shapiro	26,500	12,000	*
Kirk K. Calhoun	12,000	12,000	*
All named executive officers and directors as a group (eight persons)	51,082,379	1,160,436	72.42

5% Stockholders
American BioScience, Inc.(4)	47,984,160	—	68.03

*	Represents beneficial ownership of less than 1% of issued and outstanding common stock on October 25, 2004
(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentage of shares beneficially owned is based on 70,536,486 shares of common stock outstanding as of October 25, 2004. Except as indicated in the footnotes to this table, such persons have sole voting and investment power with respect to all shares of common stock of the Company shown as beneficially owned by them.
(2)	Includes shares of common stock subject to options that are currently exercisable or exercisable within 60 days after October 25, 2004, which are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 47,984,160 shares held of record by American BioScience, Inc., of which Dr. Soon-Shiong is the president and chairman of the board of directors, and in such capacity may be deemed to have shared voting and investment power over the shares. Dr. Soon-Shiong disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in this entity.
(4)	The business address of American BioScience, Inc. is 2730 Wilshire Boulevard, Suite 110, Santa Monica, California 90403. A majority of the outstanding capital stock of American BioScience, Inc. is held by a trust of which Dr. Soon-Shiong and his spouse are beneficiaries.

AUDIT AND RELATED FEES

Fees for professional services provided by our independent auditors, Ernst & Young, LLP, in each of the last two fiscal years, were as follows:

	2003	2002
	(in thousands)
Audit Fees	$298	$375
Audit-Related Fees	31	25
Tax Fees	68	66
All Other Fees	55	—
Total	$452	$466

Our audit committee pre-approves all audit and non-audit services provided by our independent auditor, as described in the audit committee’s charter. All of the above fees were billed to the Company by Ernst & Young LLP for the services categorized above, and all such services were pre-approved by our audit committee. Audit fees included fees associated with the audit of our year-end financial statements and the review of documents filed with the Securities and Exchange Commission including our quarterly reports on Form 10-Q and annual report on Form 10-K. Audit-related fees principally included fees in connection with accounting consultation and audit of our 401(k) plan. Tax fees included fees for tax compliance, tax advice and tax planning services. In 2003, all other fees principally included technology and security risk services related to implementation of a new enterprise resource planning business system application.

The audit committee considered whether the provision of other non-audit services is compatible with the principal accountants’ independence and concluded that provision of other non-audit services are compatible with maintaining the independence of the Company’s external auditors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as independent auditors of the Company since its inception in 1996 and has been appointed by the board of directors to continue as independent auditors of the Company for the fiscal year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by holders of a majority of the shares of common stock voting at the 2004 Annual Meeting in person or by proxy, management and the audit committee of the board of directors will review the Company’s future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the 2004 Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by Ernst & Young LLP that neither Ernst & Young LLP nor any of its members or their associates has any direct financial interest or material indirect financial interest in American Pharmaceutical Partners, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT

AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth certain information concerning compensation of (i) each person that served as Chief Executive Officer during the last fiscal year and (ii) the four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”):

	Annual Compensation			Long-Term Compensation
Name	Fiscal Year(1)	Salary ($)	Bonus and Commission ($)(2)	Restricted stock awards ($) (4)	Securities Underlying Options (#)	All Other Compensation ($)(5)
Patrick Soon-Shiong, M.D. President and Chief Executive Officer	2003 2002 2001	366,231 350,626 329,029	405,000 450,000 275,000	110,175 — —	— — 202,500	6,716 6,703 5,550

Derek J. Brown Co-Chief Operating Officer and Secretary(3)	2003 2002 2001	294,039 281,692 264,616	325,000 365,000 200,000	88,140 — —	— — 187,500	6,700 6,647 5,692

Jeffrey M. Yordon Co-Chief Operating Officer(6)	2003 2002 2001	294,039 281,692 264,616	325,000 365,000 200,000	88,140 — —	— — 337,500	7,308 6,647 5,507

Nicole S. Williams Executive Vice President and Chief Financial Officer	2003 2002 2001	257,692 96,153 —	100,000 — —	— — —	— 45,000 —	7,115 2,088 —

Jack C. Silhavy Vice President and General Counsel	2003 2002 2001	197,501 188,273 179,531	120,000 64,491 50,406	44,070 — —	11,250 — 15,000	4,806 5,749 5,334

(1)	Compensation reported for the fiscal years ending December 31, 2001, December 31, 2002, and December 31, 2003.
(2)	Reflects bonus amounts paid in the fiscal year.
(3)	Mr. Brown acted as Chief Financial Officer until August 19, 2002 at which date Ms. Williams was appointed Executive Vice President and Chief Financial Officer; Mr. Brown currently holds the title of Co-Chief Operating Officer and Secretary.
(4)	The aggregate value of restricted stock holdings at December 31, 2003 for the above named officers is $756,000 based on the closing price of the Company’s common stock of $33.60 on that date.
(5)	With respect to fiscal 2003, amounts reported include contributions to the Company 401(k) Plan for Messrs. Soon-Shiong, Brown, Yordon and Ms. Williams in the amount of $6,000 per individual, and for Mr. Silhavy in the amount of $4,540. The remainder of such amounts reported for 2003 consist of the dollar value of life insurance premiums paid by the Company.

Employment Contracts, Termination of Employment and Change of Control Arrangements

In November 2001, the Company entered into compensation protection agreements with Derek J. Brown, Jeff Yordon and Jack C. Silhavy, copies of which were filed as exhibits to Amendment No. 1 to Form S-1 on November 20, 2001. In August 2002, the Company entered into a compensation protection agreement with Nicole S. Williams in connection with her appointment as Executive Vice President and Chief Financial Officer of the Company, containing substantially the same terms as the compensation protection agreements with Messrs. Brown, Yordon and Silhavy. The Company has, pursuant to the terms of these agreements, elected not to extend them beyond their initial three-year terms. As a result, the compensation protection agreements between the Company and each of Messrs. Brown, Yordon and Silhavy will expire on November 20, 2004, and the compensation protection agreement between the Company and Ms. Williams will expire on August 19, 2005.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted during 2003 to the named executives:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($) (2)	10% ($) (2)
Jack Silhavy	11,250	1.29%	$14.69	02/25/2013	$104,000	$263,000

(1)	These columns show the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year term of the options. The 5% and 10% assumed rates are specified in the rules of the SEC and do not represent APP’s estimated or projected future prices of APP’s common stock. The assumed annual rates of stock price appreciation of 5% and 10% would result in the price of APP’s common stock increasing to approximately $18.74 and $23.93, respectively over the ten-year term of the options.
(2)	Dollar amounts are reported to the nearest $1,000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ending December 31, 2003, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2003, and the value of “in-the-money” stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick Soon-Shiong, M.D.	—	—	241,874	148,126	7,346,500	4,446,875
Derek J. Brown	—	—	253,124	121,876	7,679,500	3,669,875
Jeffrey M. Yordon	—	—	253,125	271,874	7,679,531	8,109,813
Nicole S. Williams	—	—	11,250	33,750	284,288	852,863
Jack C. Silhavy	—	—	45,000	18,750	1,361,850	414,713

(1)	The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.
(2)	The value of “in-the-money” stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares subject to those options on December 31, 2003.

Equity Compensation Plan Information

We maintain three compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants: the (i) 1997 Stock Option Plan (the “1997 Plan”), (ii) 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”) and (iii) 2001 Employee Stock Purchase Plan (the “2001 Stock Purchase Plan”). Each of these plans have been approved by the stockholders of the Company.

The following table provides information about the 1997 Plan, the 2001 Stock Incentive Plan and the 2001 Stock Purchase Plan as of December 31, 2003:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	4,498,505	$8.05	15,832,359	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	4,498,505	$8.05	15,832,359

(1)	Represents shares available for issuance under the Company’s 1997 Plan, 2001 Stock Incentive Plan and 2001 Stock Purchase Plan as of December 31, 2003. The 2001 Stock Incentive Plan contains an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the 2001 Stock Incentive Plan will increase by a number of shares equal to 5% of the outstanding shares of common stock on such date or a lesser number determined by the administrator of the plan. The 2001 Stock Purchase Plan contains an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the 2001 Stock Purchase Plan is increased by an amount equal to the lesser of (i) one million five hundred thousand (1,500,000) shares, (ii) two percent (2%) of the outstanding shares of common stock on such date, or (iii) a lesser number of shares determined by the administrator of the plan.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, which include consolidated balance sheets as of December 31, 2003 and December 31, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three fiscal years for the period ended December 31, 2003, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The audit committee currently consists of Kirk K. Calhoun, David S. Chen and Leonard Shapiro. Leonard Shapiro is currently the chairman of the audit committee, having been appointed to succeed Mr. Calhoun, who served in such capacity from October 2002 until October 31, 2004. The board of directors approved, and the audit committee adopted, a revised charter in February 2004, a copy of which is attached hereto as Appendix A. The board of directors has determined that Mr. Calhoun meets the SEC’s definition of “audit committee financial expert” based on his prior experience as a partner of a major public accounting firm. Mr. Calhoun is not “independent” as defined in the NASDAQ Marketplace Rules because he was a partner of Ernst & Young LLP, the Company’s outside auditor that conducted the Company’s year-end audit for fiscal 2001. As permitted under exceptional and limited circumstances, however, after careful consideration the board of directors has determined that Mr. Calhoun’s continued service on the audit committee is in the best interests of the Company and its stockholders, because of his accounting and financial expertise, and his knowledge of the Company’s business and industry.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Ernst & Young LLP (“E&Y”) is responsible for performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those statements. The audit committee’s responsibility is to oversee the Company’s financial reporting and internal control processes on behalf of the board of directors. In fulfilling its oversight responsibilities, the audit committee:

•	engaged E&Y as the company’s external auditors;

•	reviewed and discussed the scope and results of the internal audit plan for the year ended December 31, 2003;

•	discussed with E&Y the overall scope and plan for their audit and, with and without management present, discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the company’s financial reporting;

•	reviewed and approved the Company’s whistleblower policies and procedures;

•	reviewed and approved all significant related party transactions and activities;

•	met with the external auditors, without management present, to discuss intercompany activity and related party transactions;

•	reviewed and discussed, with management and E&Y, the audited financial statements for the fiscal year ended December 31, 2003, as well as the unaudited financial statements for each of the 2003 fiscal quarters, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	discussed with E&Y matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the financial statements;

•	received the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	discussed with representatives of E&Y the public accounting firm’s independence from the company and management;

•	considered whether E&Y’s provision of non-audit services to the company is compatible with maintaining E&Y’s auditor independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

MEMBERS OF THE AUDIT COMMITTEE

Kirk K. Calhoun

David S. Chen, Ph.D.

Leonard Shapiro

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

The compensation committee currently consists of David S. Chen and Stephen D. Nimer. Decisions concerning the compensation of the executive officers of the Company (including the Named Executive Officers), are made by the compensation committee and reviewed by the full board of directors.

Executive Officer Compensation

The objectives of the compensation committee in establishing compensation for executive officers are to:

•	provide competitive levels of compensation to enable the Company to attract, retain, and motivate talented management personnel;

•	reward individuals for their contributions to the Company’s achievement of its business objectives; and

•	align the interests of management with the interests of the Company’s stockholders in order to maximize stockholder value.

Base Salaries. Salaries for executive officers of the Company are determined primarily on the basis of the officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the compensation committee in accordance with certain criteria which include individual performance, the functions performed by the officer, the scope of the officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and general financial performance of the Company. The weight given each such factor by the compensation committee may vary from individual to individual.

Bonuses. The compensation committee believes that periodic bonus awards can serve to motivate the executive officers to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including each officer’s level of responsibility, individual performance, contributions to the success and financial performance of the Company generally.

Stock Option Grants. The compensation committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value. Stock options may be granted to management including the executive officers and other employees under the Company’s option plans, which are currently administered by the board of directors. The compensation committee advises the board of directors with respect to, and approves all option grants made to, the executive officers of the Company. Because of the direct relationship between the value of an option and the stock price, the compensation committee believes that options motivate the executive officers to manage the Company’s business in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. However, under the Company’s option plans, options may be granted with differing vesting periods. The principal factors considered in granting stock options to the executive officers of the Company are prior performance, level of responsibility, other compensation and the officer’s ability to influence long-term growth and profitability of the Company. However, the Company’s option plans do not provide any quantitative method for weighting these factors, and the compensation committee’s decisions with respect to grant awards are primarily based upon subjective evaluations of the past as well as future anticipated performance.

Other Compensation Plans. The Company has adopted certain general employee benefit plans in which the executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these plans are indirectly tied to the Company’s performance.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Since non-performance based compensation has not exceeded $1.0 million for any executive officer to date, there has been no limitation as to the deductibility of executive compensation. The compensation committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

In the past several years, including the fiscal year ended December 31, 2003, the Company has achieved year-to-year increases in net sales and gross margins. The compensation committee approved and established Senior Executive Officer base salaries and bonus levels for the fiscal year ended December 31, 2003 in part to reward such officers’ contributions to the Company’s operating results.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Based upon the magnitude of Dr. Soon-Shiong’s responsibilities and leadership, ability to influence the Company’s financial performance, and the Company’s operating results, the compensation committee established Dr. Soon-Shiong’s base salary at $366,231 for the year ended December 31, 2003. Also based on the foregoing, it was determined that Mr. Soon-Shiong would be eligible to receive a bonus of up to $405,000 during the year ended December 31, 2003.

MEMBERS OF THE COMPENSATION COMMITTEE

David S. Chen, Ph.D.
Stephen D. Nimer, M.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended December 31, 2003 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

On April 24, 2003, we granted options for the purchase of 3,000 shares of our common stock, with an exercise price of $22.05 per share, to each of Messrs. Chen, Shapiro, Calhoun and Nimer under our 2001 Non-Employee Director Stock Option Program in connection with their service as directors of the Company.

In July 2001, we entered into an agreement with American BioScience under which we acknowledged and agreed that Dr. Soon-Shiong and Mr. Brown may devote time to the business of, receive remuneration from and present business opportunities to American BioScience, and that American BioScience’s business and operations may compete with us.

The Company has entered into indemnification agreements with each executive officer and each nominee for election to the board of directors. The indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law.

The Company has entered into compensation protection agreements with Derek J. Brown, Jeffrey M. Yordon, Jack C. Silhavy and Nicole S. Williams. See “Employment Contracts, Termination of Employment and Change of Control Arrangements” above.

In addition to the foregoing, on March 11, 2004, we entered into an agreement with American BioScience under which the parties agreed to share certain costs of any unsaleable ramp-up inventory of ABRAXANE™ that is manufactured in preparation for the projected launch of ABRAXANE™.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of board of directors or compensation committee of the Company and any member of the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

STOCK PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph shall not be deemed to be incorporated by reference into any such filings.

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s common stock as compared with the NASDAQ Pharmaceutical Index and the NASDAQ stock market (U.S. Index). The comparison assumes an investment of $100 on December 31, 2001 (the last trading day of the year of the Company’s initial public offering) in the Company’s common stock and in each of the foregoing indices, and assumes reinvestment of dividends, of which the company paid none. The stock performance shown on the graph below is not necessarily indicative of future price performance.

American Pharmaceutical Partners, Inc.

NASDAQ Pharmaceutical Index

NASDAQ Stock Market (U.S. Index)

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2005 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at its principal executive offices no earlier than sixty (60) days and no later than thirty (30) days prior to the one year anniversary from the first date of mailing of these proxy materials, however, if the 2005 Annual Meeting is to be held earlier than November 25, 2005, then the deadline shall be the date on which the Company first mails its proxy materials for the 2005 Annual Meeting. A stockholder’s written notice to the Secretary must set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than 120 days prior to the one year anniversary from the first date of mailing of these proxy materials in order to be considered for inclusion in the Company’s proxy materials for the 2005 Annual Meeting. In the event, however, that the 2005 Annual Meeting is to be held earlier than November 25, 2005, then the deadline shall be a reasonable time before the Company begins to print and mail its proxy materials for the 2005 Annual Meeting. Stockholders submitting proposals to be considered for inclusion in the proxy materials for stockholders’ meetings must demonstrate eligibility under SEC Rule 14a-8, and may submit no more than one proposal, which shall not exceed 500 words in length including any accompanying supporting statement, for each stockholder meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of common stock of the Company (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock of the Company. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from the Reporting Persons, the Company believes that during the fiscal year ended December 31, 2003 all Reporting Persons complied with these filing requirements on a timely basis, except that (i) a Form 4 was inadvertently filed late by each of Messrs. Chen, Shapiro, Calhoun and Nimer in connection with options granted to them on April 24, 2003 under our non-employee director stock option program, and (ii) a Form 4 was inadvertently filed late by each of Messrs. Soon-Shiong, Brown, Yordon and Silhavy in connection with an option and restricted stock grants that occurred on February 25, 2003 and issued under our 2001 stock incentive plan.

Code of Ethics

We have adopted a code of ethics entitled “American Pharmaceutical Partners, Inc. Code of Business Conduct” which applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions. Our Code of Business Conduct was filed as an exhibit to our 2003 Annual Report on Form 10-K.

The Audit Committee has reviewed and approved policies and procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential and anonymous submission by the Company’s employees, of concerns regarding questionable accounting or auditing matters. These procedures are described in our Code of Business Conduct under the heading “Reporting Procedures and Other Inquiries.”

Other Matters

The board of directors knows of no other business which will be presented at the 2004 Annual Meeting. If any other business is properly brought before the 2004 Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by returning the accompanying proxy card in the enclosed envelope.

The Company has furnished its financial statements to stockholders in its 2003 Annual Report which accompanies this proxy statement. The 2003 Annual Report contains a complete copy of the Company’s Form 10-K for the year ended December 31, 2003. In addition, the Company will provide, for a fee, upon written request by any stockholder, copies of exhibits to the 10-K. Requests for copies of such exhibits should be addressed to the Company’s Corporate Secretary, 1501 East Woodfield Road, Suite 300 East, Schaumburg, IL 60173-5837.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, AMERICAN PHARMACEUTICAL PARTNERS, INC., 1501 EAST WOODFIELD ROAD, SUITE 300 EAST, SCHAUMBURG, IL 60173-5837, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2003 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Patrick Soon-Shiong, M.D.

President, Chief Executive Officer, and

Chairman of the Board

November	11, 2004
Los	Angeles, California

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

AMERICAN PHARMACEUTICAL PARTNERS, INC.

AS OF FEBRUARY 17, 2004

AUTHORITY AND PURPOSE

The Audit Committee of American Pharmaceutical Partners, Inc. (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one who:

1. Accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation, and

2. Is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

At least one member of the Committee shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Corporation, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1. Review and reassess the adequacy of this Charter annually;

2. With respect to the Corporation’s independent auditors:

(a) Review and approve the appointment subject to shareholder the approval, compensation and termination, and provide oversight of the work of the Corporation’s independent auditors. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders.

(b) Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require that the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

3. Review and concur with management on the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4. Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5. In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

(a) The Corporation’s annual financial statements and related notes.

(b) The independent auditors’ audit of the financial statements and their report thereon.

(c) The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management.

(d) Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

6. Periodically and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

(a) Any significant changes required in the independent auditors’ audit plan.

(b) Any difficulties or disputes with management encountered during the course of the audit.

(c) The adequacy of the Corporation’s system of internal financial controls.

(d) The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

(e) Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(f) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

8. Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

9. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

10. Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

11. To the extent appropriate or necessary, it is advisable that Committee review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

12. To the extent that it is practical, it is recommended that one or more members of the Committee periodically review, before release, the unaudited operating results in the Corporation’s quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

13. To the extent that it is practical, it is recommended that one or members of the audit committee meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

14. Review, consider and approve (or reject), or recommend to the Board or any other committee of the Board approval (or rejection) of, any related party transaction, including any transaction or proposed transaction between the Corporation and American BioScience, Inc.

The information contained in the foregoing charter included in this Appendix A shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AMERICAN PHARMACEUTICAL PARTNERS, INC.

ANNUAL MEETING OF STOCKHOLDERS

December 13, 2004

The undersigned hereby appoints Jack C. Silhavy and Derek J. Brown, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated below all of the shares of Common Stock of American Pharmaceutical Partners, Inc. that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at 3:00 p.m., Pacific Standard Time on December 13, 2004 at the Fairmont Miramar Hotel, located at 101 Wilshire Boulevard, Santa Monica, California 90401, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ê Please Detach and Mail in the Envelope Provided ê

A ☒ Please mark your votes as indicated in this example.

		FOR ALL NOMINEES	WITHHOLD ALL NOMINEES				FOR	AGAINST	ABSTAIN
1.	Election of Directors. The Board of Directors recommends a vote for election of the nominees listed at right:	☐	☐	Nominees: (1) Patrick Soon-Shiong, M.D. (2) Derek J. Brown (3) David S. Chen, Ph.D. (4) Stephen D. Nimer, M.D. (5) Leonard Shapiro (6) Kirk K. Calhoun	2.	Ratification of Appointment of Auditors. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW. USE NUMBER ONLY						PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

SIGNATURE(S)                                                                                                                        DATE:                                 , 2004

NOTE:	Please sign as or on behalf of the stockholder whose name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.